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JACLYN, INC.                                                             Proxy
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           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder hereby appoints JACLYN HARTSTEIN and LLOYD FRANK, and any one of them, the proxies of the undersigned, with power of substitution, hereby revoking any proxy heretofore given, to vote all shares which the undersigned is entitled to vote at the 2000 Annual Meeting of Stockholders of JACLYN, INC. (the "Company") to be held at the Company's offices, 635 59th Street, West New York, New Jersey 07093, on November 28, 2000 at 9:30 a.m., and at any adjournments thereof, with all powers the undersigned would possess if personally present, and the undersigned authorizes and instructs said proxies to vote as follows:

Item 1 - Election of the following nominees as directors:

         Abe Ginsburg, Allan Ginsburg, Robert Chestnov, Howard Ginsburg, Martin Brody, Richard Chestnov, Albert Safer and Norman Axelrod.

         (To withhold authority to vote for any individual nominee, strike a line through the nominee's name.)

                                FOR [_]      WITHHOLD [_]


                                  (Continued and to be signed on the other side)
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Item 2 - Ratification of Deloitte & Touche LLP as independent auditors.

                 FOR [_]             AGAINST [_]                ABSTAIN [_]

Item 3 - Approval of the Company's 2000 Stock Option Plan.

                 FOR [_]             AGAINST [_]                ABSTAIN [_]

Item 4 - In their discretion, upon any other matters as may properly come before the meeting.


                                     Date____________________________________

                                     Signature_______________________________

                                     Signature_______________________________

                                     Note: Please date and sign exactly as your name appears hereon. If acting as an executor, administrator, trustee, guardian, etc., you should so indicate. If the signer is a corporation, please sign the full corporate name by a duly authorized officer. If shares are held jointly, each stockholder should sign.

The shares represented by this proxy will be voted as directed by the stockholder(s). If no direction is given, such shares will be voted FOR the election of all listed nominees for director, FOR Items 2 and 3, and in the discretion of the proxies on any other matters that may properly come before the meeting.